UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 20, 2011

DIAMOND RANCH FOODS, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-51206	20-1389815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Food Center Drive B-1, Bronx, NY	10474
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 991-9595

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On January 20, 2011, Diamond Ranch Foods, Ltd. (the “Company”) dismissed M & K CPAS, PLLC as independent auditors for the Company. The decision to dismiss M & K CPAS, PLLC and to seek new independent auditors was approved by the Company’s Board of Directors.

The review of M & K CPAS, PLLC on the Company’s financial statements for the three month period ended September 30, 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty or accounting principles.  In connection with the review of the Company’s financial statements for the three month period ended September 30, 2010, (1) there were no disagreements with M & K CPAS, PLLC on any matter of accounting principles or practices, financial statement disclosure and procedure which, if not resolved to the satisfaction of M & K CPAS, PLLC, would have caused M & K CPAS, PLLC to make reference to the matter in the filing and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On January 20, 2011, the Company engaged Robison, Hill & Company as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements.  During the fiscal years ended March 31, 2010 and 2009 through January 20, 2011 neither the Company nor anyone acting on its behalf consulted with Robison, Hill & Company regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Robison, Hill & Company on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with M & K CPAS, PLLC or a reportable event with respect to M & K CPAS, PLLC.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
16.1	Letter dated January 25, 2011, from M & K CPAS, PLLC to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

 DIAMOND RANCH FOODS, LTD.

              (Registrant)

Date: January 25, 2011

By: /s/ Louis Vucci, Jr. Louis Vucci, Jr., President